Exhibit 10.2
FORM OF

PERFORMANCE–BASED

RESTRICTED STOCK AWARD CERTIFICATE

Non-transferable
GRANT TO

____________________
(“Grantee”)

by CatchMark Timber Trust, Inc. (the “Company”) of shares of its Class A common stock, $0.01 par value (the “Shares”) pursuant to and subject to the provisions of the CatchMark Timber Trust, Inc. 2021 Incentive Plan (the “Plan”) and to the terms and conditions set forth in this award certificate (this “Certificate”).

The number of Shares subject to this award is _____ (the “Awarded Shares”). Depending on the Company’s level of attainment of specified performance goals, Grantee may earn 0% to 100% of the Awarded Shares, in accordance with the performance metrics described on Exhibit A hereto and the terms of this Certificate.

By accepting the Shares, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Certificate and the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. In addition, certain terms are defined in Section 16 hereof and Exhibit A hereto.

IN WITNESS WHEREOF, CatchMark Timber Trust, Inc., acting by and through its duly authorized officers, has caused this Certificate to be duly executed.

CATCHMARK TIMBER TRUST, INC. By: _____________________________________ Name: Title:	Grant Date: _________________

Exhibit 10.2
TERMS AND CONDITIONS

1. Restrictions. The Shares are subject to each of the following restrictions. “Restricted Shares” mean those Shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party, or be subjected to any lien, obligation or liability of Grantee to any other party. The restrictions imposed under this Section 1 shall apply to all Shares or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Shares.

2. Shares Earned. The Restricted Shares will be earned in whole, in part, or not at all, as provided on Exhibit A attached hereto. Any Restricted Shares that fail to be earned in accordance with Exhibit A attached hereto will be forfeited and reconveyed to the Company on the Determination Date without further consideration or any act or action by Grantee.

3. Vesting and Termination of Restrictions. Restricted Shares shall vest (become non-forfeitable) and the restrictions imposed under Section 1 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”):

(a) as to 50% of the Earned Award on the Determination Date, provided Grantee has continued in the employment of the Company or any of its Affiliates through such date;

(b) as to 50% of the Earned Award on the first anniversary of the Determination Date, provided Grantee has continued in the employment of the Company or any of its Affiliates through such date;

4. Change in Control.
(a)    In the event of a Change in Control prior to the Determination Date:

i.If the Restricted Shares are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board, then the Restricted Shares shall vest (become non-forfeitable) upon on the CIC Date, provided Grantee has continued in the employment of the Company or any of its Affiliates through the CIC Date, based upon (i) an assumed achievement of a Performance Factor at Target and the actual level of achievement of the Performance Multiplier (measured as of the CIC Date), if the CIC Date occurs during the first half of the Performance Period, or (ii) the actual level of achievement of the Performance Factor and the Performance Multiplier (measured as of the CIC Date), if the CIC Date occurs during the second half of the Performance Period, and such vested Restricted Shares shall be prorated by multiplying the vested Restricted Shares by a fraction, the numerator of which shall be the number of days elapsed in the Performance Period prior to the CIC Date, and the denominator shall be 1,096).

ii.If the Restricted Shares are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board, then, on the occurrence of Grantee’s termination of employment without Cause [(as defined in the Employment Agreement)] or resignation for Good Reason [(as defined in the Employment Agreement)] within two years following such Change in Control, the Restricted Shares shall vest (become non-forfeitable) based upon (i) an assumed achievement of a Performance Factor at Target and the actual level of achievement of the Performance Multiplier (measured as of the date of termination), if the date of termination occurs during the first half of the

Exhibit 10.2
Performance Period, or (ii) the actual level of achievement of the Performance Factor and the Performance Multiplier (measured as of the date of termination), if the date of termination occurs during the second half of the Performance Period, and such vested Restricted Shares shall be prorated by multiplying the vested Restricted Shares by a fraction, the numerator of which shall be the number of days elapsed in the Performance Period prior to the date of termination, and the denominator shall be 1,096);

(b)    In the event of a Change in Control on or after the Determination Date:

i.If the Earned Award is not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, then 100% of the Earned Award will vest (become non-forfeitable) on the CIC Date, provided Grantee has continued in the employment of the Company or any of its Affiliates through the CIC Date.

ii.If the Earned Award is assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, then 100% of the Earned Award will vest (become non-forfeitable) upon the termination of Grantee’s employment by the Company without Cause [(as defined in the Employment Agreement)] or Grantee‘s resignation for Good Reason [(as defined in the Employment Agreement)] within two years after the effective date of the Change in Control.

5. Termination of Employment.

(a)     In the event of Grantee’s Qualifying Termination prior to the Determination Date, then, as of the date of such Qualifying Termination, the Restricted Shares shall vest (become non-forfeitable) based upon (i) an assumed achievement of a Performance Factor at Target and the actual level of achievement of the Performance Multiplier (measured as of the date of the Qualifying Termination), if the date of Grantee’s Qualifying Termination occurs during the first half of the Performance Period, or (ii) the actual level of achievement of the Performance Factor and the Performance Multiplier (measured as of the date of the Qualifying Termination), if the date of Grantee’s Qualifying Termination occurs during the second half of the Performance Period, and such vested Restricted Shares shall be prorated by multiplying the vested Restricted Shares by a fraction, the numerator of which shall be the number of days elapsed in the Performance Period prior to the Qualifying Termination, and the denominator shall be 1,096).

(b)    In the event of Grantee’s Qualifying Termination on or after the Determination Date, then 100% of the Restricted Shares shall vest (become non-forfeitable) on the date of such Qualifying Termination.

(c)    If Grantee’s employment is terminated for any reason other than as set forth in Section 4(a)(ii), Section 4(b)(ii) or Section 5(a) or (b) above, all of the Restricted Shares or the Earned Award, as applicable, shall be forfeited and reconveyed to the Company on the date of such termination of employment without further consideration or any act or action by Grantee.

6. Delivery of Shares. The Shares will be registered in the name of Grantee as of the Grant Date and may be held by the Company during the Restricted Period in certificated or uncertificated form. Any certificate for the Restricted Shares issued during the Restricted Period shall bear a legend in substantially the following form (in addition to any legend required under applicable state securities laws): “This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Award Certificate between the registered owner of the shares represented hereby and CatchMark Timber Trust, Inc. Release from such

Exhibit 10.2
terms and conditions shall be made only in accordance with the provisions of such Certificate, copies of which are on file in the offices of CatchMark Timber Trust, Inc.” Stock certificates for the Shares, without the first above legend, shall be delivered to Grantee or Grantee’s designee upon request of Grantee after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply, if deemed advisable by the Company, with registration requirements under the 1933 Act, listing requirements under the rules of any Exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

7. Voting Rights. Grantee, as beneficial owner of the Shares, shall have full voting rights with respect to the Shares during and after the Restricted Period.

8. Dividend Rights. Grantee shall accrue cash and non-cash dividends, if any, paid with respect to the Restricted Shares, but the payment of such dividends shall be deferred and held (without interest) by the Company for the account of Grantee until the expiration of the Restricted Period. During the Restricted Period, such dividends shall be subject to the same vesting restrictions imposed under Section 1 as the Restricted Shares to which they relate. Accrued dividends deferred and held pursuant to the foregoing provision shall be paid by the Company to the Grantee promptly upon the expiration of the Restricted Period (and in any event within thirty (30) days of the date of such expiration).

9. No Right of Continued Employment. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in the employ of the Company or any Affiliate.

10. Payment of Taxes. Upon issuance of the Shares hereunder, Grantee may make an election to be taxed upon such award under Section 83(b) of the Code (an “83(b) Election”). To effect such 83(b) Election, Grantee may file an appropriate election with Internal Revenue Service within 30 days after award of the Shares and otherwise in accordance with applicable Treasury Regulations. The Company or an employing Affiliate has the authority and the right to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the grant or vesting of the Shares. The withholding requirement shall be satisfied by withholding from the award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification). The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

11. Severability. If any one or more of the provisions contained in this Certificate are invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

12. Clawback. The Shares shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to Grantee and to awards of this type.

13. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative.

Exhibit 10.2
14. Successors. This Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Certificate and the Plan.

15. Notice. Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to CatchMark Timber Trust, Inc., 5 Concourse Parkway, Suite 2650, Atlanta, GA 30328: Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

16. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. In addition, and notwithstanding any contrary definition in the Plan, for purposes of this Agreement:

(a)    “Awarded Shares” means the number of Shares granted pursuant to this Agreement, as indicated on the cover page hereof.
(b)    “Beginning Price” means for the Company and for each company in the Broader Industry Peer Group and the Timber Peer Group the average closing stock price over the twenty (20) trading days that immediately precedes the first day of the Performance Period.
(c)    “Broader Industry Peer Group” is defined on Exhibit A hereto.
(d)    “Broader Industry Peer Group Weighting Factor” is defined on Exhibit A hereto.
(e)    “Broader Industry Peer Group Average TSR” is defined on Exhibit A hereto.
(f)    “CIC Date” means the effective date of a Change in Control.
(g)    “Composite Index” shall have the meaning set forth on Exhibit A hereto.
(h)    “Composite Index Return” shall have the meaning set forth on Exhibit A hereto.
(i)    “Determination Date” means the date of the Committee’s certification of achievement of the Performance Objective and the Performance Multiplier, determination of the Performance Factor and Performance Multiplier and approval of the Earned Award, which shall be any date between January 1, 20__ and March 15, 20__.
(j)    “Earned Award” means (1) the Awarded Shares multiplied by the Performance Factor (rounded down to the nearest whole unit), multiplied by (2) the Performance Multiplier (rounded down to the nearest whole unit), as determined by the Committee on the Determination Date. Examples of the calculations of the Earned Award are attached hereto as Exhibit B and hereby incorporated into this Certificate.
(k)    [“Employment Agreement” means Grantee’s Employment Agreement with the Company and CTT Employee, LLC, dated as of March 11, 2021.]
(l)    “Ending Price” means for the General Partner and for each company in the Broader Industry Peer Group and the Timber Peer Group the average closing stock price over the twenty (20) trading days that includes and immediately precedes the last day of the Performance Period.
(m)    [“Good Reason” means any of the following, without Grantee’s written consent: (i) a material diminution in Grantee’s base salary; (ii) a material diminution in Grantee’s authority, duties, or responsibilities; or (iii) the relocation of the Company’s principal office to a location that is more than fifty (50) miles from the location of the Company’s principal office on the Grant Date. A termination by Grantee shall not constitute termination for Good Reason unless Grantee shall first have delivered to the Company written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for Good Reason (which notice must be given no later than

Exhibit 10.2
thirty (30) days after the initial occurrence of such event) (the “Good Reason Notice”), and the Company has not taken action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by Grantee within thirty (30) days following its receipt of such Good Reason Notice. Grantee’s date of termination for Good Reason must occur within a period of ninety (90) days after the occurrence of an event of Good Reason.]
(n)    “Grant Date” means ____________, 20__.
(o)    “Performance Factor” means the percentage, from 0% to 75%, that will be applied to the Awarded Shares, as more fully described in Exhibit A hereto.
(p)    “Performance Multiplier” means the applicable multiplier for purposes of determining the Earned Award based on the Company’s absolute TSR for the Performance Period, as more fully described in Exhibit A hereto.
(q)    “Performance Objectives” are the performance objectives described on Exhibit A hereto, that must be achieved in order for any Restricted Shares to be earned by Grantee pursuant to this Certificate.
(r)    “Performance Period” means the period beginning January 1, 20__ and ending on December 31, 20__.
(s)    “Qualifying Termination” means Grantee’s termination of employment by reason of Grantee’s death or Disability.
(t)    “Timber Peer Group” is defined on Exhibit A hereto.
(u)    “Timber Peer Group Average TSR” is defined on Exhibit A hereto.
(v)     “Timber Peer Group Weighting Factor” is defined on Exhibit A hereto.
(w)    “Total Shareholder Return” or “TSR” with respect to the General Partner and for each company in the Broader Industry Peer Group and the Timber Peer Group shall be equal to the quotient obtained by dividing (i) the sum of (A) the Ending Price minus the Beginning Price plus (B) reinvested dividends by (ii) the Beginning Price.
(x)    “Weighting Factor” means the Broader Industry Peer Group Weighting Factor and the Timber Peer Group Weighting Factor.

Exhibit 10.2

EXHIBIT A

Performance Objectives for Company TSR Relative to Composite Index Return

Exhibit 10.2
EXHIBIT B

Example Calculations of Earned Awards